Exhibit 99.1

BREEZE HOLDINGS ACQUISITION CORP. SHAREHOLDERS APPROVE BUSINESS
COMBINATION WITH YD BIOPHARMA LIMITED

Transaction Expected to Close in the Coming Days

Combined Company to be Named YD Bio Limited and Expected
to Trade on Nasdaq Under Ticker Symbol “YDES”

Irving, Texas, August 15, 2025 — Breeze Holdings Acquisition Corp. (“Breeze”) (OTCQX: BRZH; OTCQB: BRZHR, BRZHW), a publicly traded special purpose acquisition company, today announced that its stockholders voted to approve the previously announced business combination (the “Business Combination”) with YD Biopharma Limited (“YD Biopharma”), a Taiwan–based biopharmaceutical company dedicated to developing, manufacturing and commercializing innovative vaccines and therapeutic biologics for infectious diseases and other indications.

The special meeting of stockholders was held on August 14, 2025. Holders of 3,128,495 shares were represented in person or by proxy, constituting a quorum. The Business Combination Proposal was approved by a vote of 3,127,474 shares in favor, 1,000 shares against, and 21 abstentions. All other proposals necessary to complete the transaction, including amendments to the charter of the combined company and approval of the Pubco Incentive Plan, were also approved.

A replay of the meeting is available at www.virtualshareholdermeeting.com/BRZH2025SM2.

Upon closing, the combined company will operate as YD Bio Limited and its ordinary shares are expected to begin trading on the Nasdaq Stock Market under the new ticker symbol “YDES.” The closing is expected to occur within the next two weeks, subject to the satisfaction of customary closing conditions.

Advisors

ArentFox Schiff LLP is acting as legal advisor to YD Biopharma. I-Bankers Securities, Inc. is acting as financial advisor to Breeze. Woolery & Co. PLLC is acting as legal advisor to Breeze. Ogier is acting as Cayman Islands legal advisor to Breeze.

About YD Biopharma Limited

YD Biopharma Limited is a clinical-stage biopharmaceutical company focusing on cancer prevention medical diagnostics and the development of exosome-based therapeutics with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need. Through continuous effort and innovation, the Company has also become a recognized supplier of clinical trial drugs and has begun developing and supplying post-market auxiliary products.

For more information, please visit www.yd-biopharma.com.

About Breeze Holdings Acquisition Corp.

Breeze is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combinations with one or more businesses or entities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the anticipated benefits and impact of the proposed transaction on the combined company’s business and future financial and operating results, the anticipated timing of closing of the proposed transaction, the anticipated growth of the industries and markets in which YD Biopharma competes, the success and customer acceptance of YD Biopharma’s product and service offerings and other aspects of YD Biopharma’s operations, plans, objectives, opportunities, expectations or operating results, the expected ownership structure of the combined company and the likelihood and ability of the parties to successfully consummate the proposed transaction. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “intend,” “estimated,” “target,” “project,” and similar phrases or words of similar meaning that denote future expectations or intent regarding the combined company’s financial results, operations and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive risks, uncertainties and other factors, both known and unknown, which are difficult to predict and generally beyond our control and that may cause actual results and the timing of future events to differ materially from the results and timing of future events anticipated by the forward-looking statements in this press release.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties and factors, including those described in Breeze Holdings’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed or to be filed with the SEC by Breeze Holdings from time to time. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. The forward-looking statements included in this press release are made only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof. Forecasts and estimates regarding YD Biopharma’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or to buy any securities or a solicitation of any proxy, consent, vote or approval with respect to any securities in respect of the proposed transaction and is not a substitute for the Proxy Statement/Prospectus or any other document that Breeze Holdings may file with the SEC or send to Breeze Holdings’ or YD Biopharma’s stockholders in connection with the proposed transaction. No offer, sale, issuance or transfer of securities shall be made in any jurisdiction in which such offer, sale, issuance or transfer would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts:

YD Biopharma Limited

Robert Chiu

bobc95@yd-biopharma.com

Investor Relations

Jackson Lin

Lambert by LLYC

Tel: +1 (646) 717-4593

Email: jian.lin@llyc.global

Breeze Holdings Acquisition Corp.

Investor Relations

Cody Slach

Gateway Group

(949) 574-3860

BREZ@gateway-grp.com